CONSULTING AGREEMENT

               THIS CONSULTING AGREEMENT, made and entered into on the 1st day of April, 1997, to be effective as of the 1st day of April, 1997, by and between INTABEX S.A. (ZUG) ("Intabex"), and Anthony C.B. Taberer (the "Consultant"). Terms not otherwise defined herein shall have the meanings assigned thereto in the Stock Purchase Agreement, dated
February 14, 1997, by and among DIMON INCORPORATED, a Virginia corporation ("DIMON"), Intabex and the shareholders of Intabex (the
"Stock Purchase Agreement"). DIMON joins in this Agreement for the purposes provided in Section 9 hereof.

                       R E C I T A L S

               DIMON and its affiliates are engaged in the business of purchasing, processing, storing and selling leaf tobacco (the "Tobacco Business"). Pursuant to the Stock Purchase Agreement, DIMON acquired all of the outstanding capital stock of Intabex, an international company also engaged in the Tobacco Business. The Consultant had heretofore been employed by Intabex as its Chairman. Effective as of the Closing Date, the Consultant will cease active employment and become non-executive Chairman of the Board of Intabex. Because of his prior employment with Intabex, the Consultant is experienced in, and knowledgeable concerning, the Tobacco Business. Intabex desires to engage the Consultant as an independent contractor to Intabex and its affiliates (the "Intabex Group") for the purpose of providing certain advisory services related to the Tobacco Business, and the Consultant desires to provide such services to Intabex Group on the terms and for the fees and other remuneration set forth herein.

               NOW THEREFORE, in consideration of the mutual covenants and obligations herein and the fees and other remuneration Intabex agrees herein to pay the Consultant, and of other good and valuable consideration, the receipt of which is hereby acknowledged, Intabex and the Consultant agree as follows:

       1. Engagement. Intabex hereby engages the Consultant as a consultant to perform the Services (as defined below) for the Intabex Group subject to the terms and conditions of this Agreement, and the Consultant hereby accepts such engagement for and in consideration of the compensation hereinafter provided and agrees to use his best efforts in performing the Services. The Consultant shall perform his obligations hereunder in compliance with the terms of this Agreement and any and all applicable laws and regulations.

       2. Services. At the request of Intabex, the Consultant agrees to render consulting and advisory services to Intabex Group with respect to business matters within the special competence, knowledge and experience of the Consultant gained during his prior employment with Intabex and which services are appropriate to and consistent with his office as non-executive Chairman of the Board of Intabex (the
"Services").  The Consultant shall devote such portion of his

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professional time as reasonably shall be necessary to the performance of the Services, provided, however, that the parties acknowledge that the Consultant will have other business interests during the term of this Agreement and will not devote the entirety of his professional time to the provision of the Services. Consultant shall not be required to perform the Services in the United States. Intabex shall give Consultant reasonable advance notice of any request for Services which require travel by Consultant away from his primary residence.

       3. Limitations. Nothing in this Agreement shall be construed to give the Consultant authority to represent Intabex or any other member of the Intabex Group before any court or governmental or regulatory agency without the express prior written authorization of Intabex. In addition, all files, books, accounts, records and other information of any nature, however recorded or stored, and related to Intabex Group (the "Records") shall at times belong to Intabex Group and to the extent possessed by the Consultant hereunder, such possession shall be for the benefit of Intabex Group. The Consultant's possession of the Records is at the will of Intabex and is solely for the purpose of enabling the Consultant to perform his obligations hereunder. The Records shall be readily separable from the records of the Consultant.

       4. Term. The initial term of this Agreement shall commence on the Closing Date and shall continue thereafter through October 31, 2000, unless terminated earlier pursuant to Section 10 hereof. Following the expiration of the initial term, the term of this Agreement shall automatically be extended for consecutive one-year terms unless either party shall elect to terminate it upon written notice delivered not less than 10 days prior to the expiration of the then-current term.

       5.       Fee, Expenses and Taxes.

               5.1 Fee. As compensation for the performance of the Services, the Consultant shall be paid a fee of $370,000 per year (the "Fee"), payable in arrears in four equal installments of $92,500 on the last Business Day of each calendar quarter.

               5.2 Expenses. The Consultant shall be reimbursed for all expenses incurred by him on behalf of Intabex or any other member of the Intabex Group in accordance with the policies from time to time in effect for Intabex Group.

               5.3 Taxes. Except as required by law or otherwise agreed by the parties, neither Intabex nor any other member of Intabex Group will withhold from any fees or other remuneration paid to the Consultant any amounts for any income taxes or other contributions for the Consultant, nor will Intabex or any other member of Intabex Group pay any Social Security, Medicare, unemployment or similar tax with

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       respect to the Consultant.  The Consultant acknowledges that such taxes are his sole responsibility.

       6. Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service (or when refused by the addressee upon presentation thereof), or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at the address set forth on the signature page hereof or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section.

       7. Independent Contractor. In the performance of his work, duties and obligations, it is mutually understood and agreed that the Consultant is at all times acting and performing as an independent contractor. Intabex shall neither have nor exercise any control or direction over the methods by which the Consultant shall perform his work and functions, the sole interest and responsibility of Intabex is to assure that the Services shall be performed and rendered in a competent, diligent and timely manner satisfactory to Intabex. Except to the extent Intabex needs to specify that the Consultant meet with Intabex personnel or others in connection with the Services, Intabex shall not control the number of hours the Consultant devotes to the Services covered under this Agreement. The Consultant shall not be construed to be an employee or officer of Intabex or any other member of Intabex Group.

       8. Standard of Care. (a) The Consultant warrants that he will perform the Services in a competent, diligent and timely manner in compliance with all applicable laws and regulations, the internal policies and procedures of Intabex Group known to Consultant and the highest professional and ethical standards. In addition, the Consultant represents and warrants that any information which he may supply Intabex Group during the term of this Agreement (i) to the knowledge of Consultant, will have been obtained by the Consultant lawfully and from publicly available sources, and (ii) to the knowledge of Consultant, will not be confidential or proprietary to any third person. Nothing in this Agreement shall be construed as authorizing or encouraging the Consultant to obtain information for Intabex Group in violation of applicable laws or regulations or any third party's rights to copyright or trade secret protection.

       (b) Consultant shall not be required to take any action hereunder which Consultant reasonably believes to be in violation of applicable laws or regulations or the internal policies or procedures of Intabex Group.

       9.      Indemnification.

               9.1 Indemnification by Consultant. The Consultant shall defend, release, indemnify and hold Intabex Group and

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       its directors, officers, stockholders, affiliates, employees and agents and the personal representatives and assigns of each, harmless from and against any and all claims, suits, liability, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, arising out of or resulting from any act of gross negligence or willful misconduct committed by the Consultant with respect to the performance by the Consultant of the Services (an "Indemnity Event"); provided, however, that the foregoing obligation does not apply to any liability arising out of gross negligence of or willful misconduct by any member of Intabex Group or any of their respective officers, directors, stockholders, affiliates, employees, independent contractors or agents. The Consultant shall not, however, be required to make any reimbursement to any member of Intabex Group or their respective directors, officers, stockholders, affiliates, employees or agents for any claims, losses, damages, costs or expenses which are reimbursed to such person by insurance or otherwise.

               9.2 Indemnification by Intabex Group. In consideration of the Services to be provided by Consultant to the Intabex Group, Intabex Group shall defend, release, indemnify and hold the Consultant and his estate, heirs and representatives harmless from and against any and all claims, suits, liability, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, resulting from, arising out of or in any way connected with the conduct of the business or operations of Intabex Group or the conduct of any of the officers, directors, stockholders, affiliates, employees, independent contractors or agents of any member of Intabex Group or any of the products of any member of Intabex Group or by reason of the fact that he is or was a consultant to Intabex Group to the same extent as if Consultant was an officer or director of DIMON; provided, however, that the foregoing obligation does not apply to any liability arising out of or resulting from any act of gross negligence or willful misconduct by the Consultant. DIMON shall not, however, be required to make any reimbursement to the Consultant or his estate, heirs or representatives for any claims, losses, damages, costs or expenses which are reimbursed to the Consultant or his estate, heirs or representatives by insurance or otherwise.

               9.3    Claims Procedure.  The party seeking
       indemnification pursuant to this Section 9.3 (the "Indemnification Obligee") shall give reasonable notice to the party from whom indemnification is sought (the "Indemnification Obligor") after the Indemnification Obligee has knowledge of any Indemnity Event or the commencement of any Indemnity Event, provided that any delay in giving any such notice shall not relieve the Indemnification Obligor from its responsibilities hereunder, except to the extent that it is prejudiced by such delay. If required by the Indemnification Obligee, the Indemnification Obligor shall assume the defense of any Indemnity Event by engaging counsel reasonably satisfactory to the Indemnification Obligee. The

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       Indemnification Obligee shall not be bound by any settlement of any claim without its prior written consent.

               9.4 Limitations on Liability. Except with respect to any breach of the provisions of Section 11 of this Agreement, the Indemnification Obligor shall not in any event be liable or responsible to the Indemnification Obligee for any indirect or consequential damages (including lost profits).

       10. Termination. (a) Intabex may elect, at any time and without notice to Consultant, to terminate its obligations hereunder, with or without "cause," provided that Intabex shall give Consultant sixty (60) days prior written notice of any termination without "cause." Except as provided by applicable law or pursuant to this Section 10, upon termination of this Agreement, all obligations of Intabex and all other members of Intabex Group to the Consultant hereunder shall cease immediately. For purposes of this Section 10 "cause" shall mean the following:

               (i) any willful misconduct of the Consultant in connection with the performance of any of his duties, including, without limitation, misappropriation of funds or property of Intabex Group or securing or attempting to secure any personal profit in connection with any transaction entered into on behalf of Intabex Group;

               (ii) any personal dishonesty of the Consultant, any willful and continued failure to perform the Services, any willful violation of any law, rule, regulation (other than traffic violations or similar offenses) and any willful act or failure to act of the Consultant, which in any such case results in injury to the business or reputation of Intabex Group;

               (iii)  any willful breach by or default of the
       Consultant of the terms of or under this Agreement (other than a breach resulting from Consultant's illness or injury); or

               (iv)  for breach of each of the letters binding
       Consultant to the terms of the Noncompetition Agreements each dated as of April 1, 1997 by and between Intabex and Folium Inc.

No act, or failure to act, by Consultant hereunder shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the best interest of Intabex Group.

       (b) In the event of termination for cause, the Consultant shall be entitled to receive any earned but unpaid compensation under Section 3 hereof through the date of termination; provided, however, that any such

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compensation so to be paid to the Consultant shall be reduced by the amount of any damages or expenses payable by the Consultant pursuant to
Section 9.1 as a result of the event giving rise to the termination for cause.

       (c) In the event of termination without cause, Intabex shall be obligated to pay Consultant the full amount of any unpaid Fee relating to the then-current term of this Agreement.

       (d) This Agreement shall terminate automatically upon the death of Consultant or his complete disability. "Complete disability" shall be deemed to have occurred when, as a result of illness, disease or injury, Consultant cannot or is unable to perform the Services for a period of 60 consecutive days or longer. Upon termination pursuant to this Section 10(d), the Consultant or his estate shall be entitled to receive any earned but unpaid compensation under Section 3 hereof through the date of termination.

       (e) Consultant may elect, upon sixty (60) days prior written notice to Intabex, to terminate his obligations hereunder. In the event of any termination of this Agreement by Consultant, Intabex shall be obligated to pay Consultant any earned but unpaid compensation under
Section 3 hereof through the date of termination.

       11. Confidential Information. Except as specifically authorized by Intabex in writing, from the date hereof and continuing forever, Consultant agrees not to (i) disclose any Confidential Information (as defined below) to any individual or entity, or otherwise knowingly permit any person or entity to obtain or disclose any Confidential Information, or (ii) use any Confidential Information, whether individually or on behalf of another individual or entity, except pursuant to the performance of his duties under this Agreement or as a director of any member of the Intabex Group. For purposes hereof, "Confidential Information" means any and all information relating to any part of the business of Intabex Group, provided to Consultant or to which Consultant has had access in connection with his duties under this Agreement, which information is not a matter of public record or generally known to the tobacco industry, including, without limitation: (i) financial and operating information regarding Intabex Group; (ii) personnel data, including compensation arrangements, relating to any employee of Intabex Group; (iii) internal plans, practices and procedures of Intabex Group;
(iv) the names, addresses and requirements of any customers of Intabex Group; (v) the terms and conditions of any supply agreements, customer or vendor commitments and other agreements, documents and instruments to which any member of Intabex Group is party; and (vi) any other information expressly known by Consultant to be confidential. Consultant acknowledges that a violation of this Section 11 by him would cause irreparable harm to Intabex Group. Accordingly, Consultant hereby grants Intabex Group the right to seek and be granted injunctive relief for any such violation, in addition to any other legal remedies that may be available to Intabex Group.

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       In the event that Consultant is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, Consultant will notify Intabex promptly of the request or requirement and will cooperate with Intabex in seeking an appropriate protective order or waive compliance with the provisions of this Section 11; provided that, if prior to the issuance of a protective order or the receipt of a waiver hereunder, Consultant is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Consultant shall be permitted to make such disclosure without any responsibility or liability to Intabex Group, but shall use his best efforts to obtain, at the request and at the expense of DIMON, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as DIMON shall designate.

       12.     Miscellaneous.

               12.1 Amendment. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only on the written consent of Intabex and the Consultant.

               12.2 Headings. Section headings and numbers used in this Agreement are included for convenience of reference only, and, if there is any conflict between any such numbers and headings, and the text of this Agreement, the text shall control. Each of the statements set forth in the premises of this Agreement is incorporated into the Agreement is a valid and binding representation of the party or parties to whom it relates.

               12.3   Choice of Law; Jurisdiction; Waiver of Jury
       Trial.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

               (b) Each party hereto consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or in the event (but only in the event) such court does not have subject matter jurisdiction, of the State Courts of New York sitting in New York City, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts. Each party hereto unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in such courts, and waives

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       and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

               (c) Consultant hereby irrevocably designates, appoints, and empowers CT Corporation System, at 1633 Broadway, New York, New York 10019, or such other address where such representative office may be located in New York City, and its successors and assigns, as its true and lawful agent for service of process to receive and accept on its behalf service of process in any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Consultant agrees that the failure of such process agent to give any notice of any service of process to it shall not impair or affect the validity of service upon such agent or of any judgment based thereon.

               (d) EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON ANY CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

               12.4 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

               12.5 Trademarks. Neither party shall have the right under this Agreement to use the name, trademark or trade names of the other, unless prior written approval has been obtained. Any such approval or authorization shall cease upon termination of this Agreement.

               12.6 Injunction. In the event of a breach or threatened breach by either party of the provisions of this Agreement, the nonbreaching party shall, in addition to any other rights and remedies available to it or him, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining the breaching party from committing any present violation or future violation of this Agreement.

               12.7 Waiver. Failure to insist upon strict compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

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               12.8   Binding Effect; Assignment.

               (a) This Agreement shall be binding upon, and inure to the benefit of the Consultant and his heirs, executors, administrators and legal representatives and Intabex and DIMON and their respective successors and assigns.

               (b) Neither this Agreement or any interest herein or any rights hereunder shall be sold or assigned by the Consultant, Intabex or DIMON, nor shall any of the duties of the Consultant hereunder be delegated to any person, firm or corporation, without prior written notice to and consent of Intabex.

               12.9 Confidentiality. Except for information that is otherwise publicly available, each party agrees to keep confidential and not to disclose the existence of this Agreement or any terms hereof, except as required by applicable law.

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               IN WITNESS WHEREOF, the parties have executed this
Consulting Agreement as of the date and year first above written.

                                       DIMON INCORPORATED


                                       By: /s/ Claude B. Owen, Jr.
                                           Chairman and Chief
                                           Executive Officer

                                       DIMON Incorporated
                                       512 Bridge Street
                                       Danville, Virginia 24543


                                       INTABEX S.A. (ZUG)

                                       By: /s/ C. V. Parker
                                       Title:  Director
                                       Address:   Grenzache Strasse 30/32
                                                  CG-4058 Basel
                                                  Switzerland

                                       CONSULTANT

                                       /s/  Anthony C.B. Taberer
                                            Address: Avontuur Wine Estate
                                                     (Pty) Ltd
                                            Winery Road Intersection
                                            Stellenbosch Road
                                            Somerset West
                                            Cape Provence
                                            South Africa

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